[Stamp Tax]

URBAN NATURAL GAS PROJECT DEVELOPMENT AGREEMENT

Party A: Construction Bureau of Sihong Country

Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Date: July 23, 2004

URBAN GAS DEVELOPMENT AGREEMENT

Contract SN:
Signatory Location:

Party A: Construction Bureau of Sihong Country
Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Chapter I  General Principles

1.1
WHEREAS, (i) the development of Sihong Country requires the pipeline gas project in the urban area, (ii) based on the Contact Law of the People’s Republic of China, the Cooperative Joint Venture Law of the People’s Republic of China and other relevant applicable laws and regulations, and (ii) after field study and friendly consultations, the Parties hereby agree as follows in relation to the construction of the Pipeline Project in Sihong Country (the “Agreement”).

Chapter II Parties

2.1	Construction Bureau of Sihong Country (hereinafter referred to as “Party A”)

2.2	Beijing Zhong Ran Wei Ye Gas Co., Ltd. (hereinafter referred to as “Party B”)

Chapter III Establishment of the Company

3.1
Party A, authorized by and on behalf of the Government of Sihong Country, agrees that Party B will be responsible for the Pipeline Project of Sihong Country and the total financing of the Pipeline Project.

3.2	Name of the Company: Sihong Wei Ye Gas Co., Ltd.

3.3	The registered capital of the Company is RMB 10 million and the total investment for the Pipeline Project is RMB 100 million.

3.4
The Company as a legal person under the PRC law: is subject to the jurisdiction and protection of the PRC laws, regulations and relevant rules (hereinafter referred to as “PRC laws”), and is authorized to conduct its business activities in compliance with the PRC laws.

Chapter IV Business Scope

4.1
Business Scope of the Company: within the urban planned area of Sihong Country, to: design, construct, manage, develop and operate the pipeline network of natural gas and its auxiliary facilities, and provide relevant maintenance and emergency repair services; construct and operate natural gas stations; supply natural gas and provide after-sale services to industrial transmission, commercial construction, civic utility and public transportation; exploit natural gas reserves, design for the transportation and transmission thereof, construct and management the operation related thereto.

Chapter V Exclusive Operating Right

5.1
Party A authorizes Party B to execute the pipe natural gas project within the urban planned area of Sihong Country and guaranties that Party B has the exclusive right to develop and construct the pipe gas project within the urban planned area of Sihong Country for 30 years.

5.2	Party A will consider extending the 30 year exclusive operation term; provided, that Party B can ensure the normal supply of gas during such period.

5.3
If Party A breaches this Agreement during the term of this Agreement, Party A shall bear the losses resulting from such breach. If Party A or any of its agents or entrusted parties breach this Agreement during the term of this Agreement (which causes Party B to lose the exclusive operating right granted hereunder), Party A shall compensate Party B for its projected economic benefits for the term of this Agreement.

Chapter VI Rights & Obligations of the Parties

6.1
The Parties shall construct the Pipeline Project based to the high standards and principles. Party B agrees that it shall construct a LNG gas station and pipeline network with the length of 7,000m and start gas supply to the first customers within 6 months after signing of this Agreement.

6.2
Party A shall be responsible for the coordination with the local government and relevant departments of the government and shall provide the following warranties to Party B in the form of official government documents:

6.2.1
to grant Party B the exclusive right to construct and operate pipe natural gas project within the urban planned area of Longyao Country for 30 years and ensure the legality thereof; not to approve any new pipe gas project during such time; to guarantee that the pipeline networks constructed by Party B in Sihong Country pursuant to this Agreement accept natural gas when the long natural gas pipeline reaches Suqian, and the continual operation of the pipeline network;

6.2.2
to agree that the initial residential installation fee and the gas price shall be charged according to bidding documents temporarily, and shall be no higher than the average price in the urban and surrounding areas of Suqian and approved by the department in charge of pricing.

6.2.3
to ensure that Party B shall enjoy the relevant government preferential policies relating to business investment and raising of capital, urban infrastructure construction and land grant in Sihong Country. Considering that the Pipeline Project is an urban infrastructure project, any government fees to be incurred by Party B for the destruction of municipal roads for the construction of the condensed gas station and pipeline network shall be charged according to the relevant regulations.

6.3	Party A shall be responsible for assisting Party B in the following matters:

6.3.1	the application and registration procedures to establish the gas project company;

6.3.2	the procedures for land use, planning, fire protection and commencement of project construction;

6.3.3	making available water, electricity and transportation and handle other infrastructure related matters and assisting Party B to organize the design and construction of the project;

6.3.4	enjoying favourable treatment;

6.3.5	timely provision of the municipal planning and relevant materials to Party B upon its request;

6.3.6	implementation of warranties in appendices to this Agreement;

6.3.7	temporarily taking over Party B’s operation and management [of the Pipeline Project] in case of emergence;

6.3.8	handling public complaints against Party B;

6.3.9	supervising Party B to fulfill its legal obligations;

6.3.10	investigating the cost price of the company, and putting forward a proposal to adjust gas price.

6.4	Party B’s Responsibilities

6.4.1
raising funds for the Pipeline Project; starting to construct within 45 days following the execution of this Agreement and ensuring a successful connection between the gas station and customers of the first stage within 6 months following the start of construction;

6.4.2	project design and construction, and operation management upon completion of the Pipeline Project;

6.4.3	ensuring the continuous and safe gas supply except in the case of force majeure.

6.4.4
periodic inspection, repair and maintenance of gas stations and pipelines inside and outside residential buildings according to the PRC rules to ensure year-round safe operation; organizing safe production and allowing supervision and inspection by the relevant governmental departments in accordance with the safety production regulations and industrial safety production specifications;

6.4.5	guaranteeing that the quality of gas supplied hereunder complies with the relevant PRC rules;

6.4.6	organizing project inspection by the relevant parties upon completion of the Pipeline Project;

6.4.7
The deposit of RMB 500 thousand shall be refunded to Party B after the timely completion of the first-stage milestones of the project. If Party B breaches this Agreement and the registered capital is not deposited timely, Party A shall keep the deposit of RMB 500 thousand as an amercement.

6.4.8	preventing unauthorized and arbitrary termination and suspension of operation;

6.4.9	timely submission of organizational development plan, annual operational plan, annual report, and decisions of the board;

6.4.10	timely maintenance and renovation of production equipments and facilities and guarantee that the facilities are in good condition;

6.4.11	If Party B needs to change its name, address and legal representative, it shall inform Party A in written text in advance and obtain Party A’s approval first;

6.4.12	strictly obeying the promises made in the bidding documents and submitting tax in accordance with the relevant regulations with no deduction granted;

6.5	Party A shall terminate the Exclusive Operating Right and take over it upon occurrence of any of the following behaviors of Party A:

6.5.1	Disposition of the franchise by transfer, lease, lien and etc;

6.5.2	Pledging the Company assets without authorization;

6.5.3	Mismanagement that causes serious quality and safety accidents and seriously affects the public interest;

6.5.4	Unauthorized and arbitrary termination and suspension of operation that affects the public interest and safety; and

6.5.5	Other situations as specified under the applicable laws, regulations and rules.

Chapter VII Miscellaneous Provisions

7.1	Any modification to this agreement and its supplemental agreement(s) shall not be valid and effective unless such modification is in writing and signed by both parties to this Agreement.

7.2
Should any Party fail to perform any of its obligations under this agreement or materially breach the provisions of this agreement, which causes the project company to discontinue its operation or be unable to meet the operational purposes of the Pipeline Project as provided under this agreement, the breaching Party shall be deemed to have unilaterally terminated the agreement, and the non-breaching Party shall have, in addition to any right to and claim for damages, the right to apply to the original approving government authority for the termination of this Agreement in accordance with this Agreement.

7.3
Should any Party be prevented from performing its obligations under this agreement due to the occurrence of any event of Force Majeure such as earthquake, windstorm, flood, fire, war and any other unforeseeable event whose occurrence and consequences are beyond control, such Party shall immediately notify the other Party, and within 15 days [following the occurrence of such event], provide documents stating the details of such event, the reasons for complete or partial nonperformance by such Party and documents evidencing the occurrence of such events. Such documents shall be issued by a notary public institution located at the place where such event occurs. The Parties shall negotiate whether to cancel the entire Agreement or to discharge certain obligations of the non-performing party under this agreement based on the extent to which the performance of this Agreement has been affected.

7.4
Any and all disputes arising out of or relating to the performance of this Agreement shall be settled by the Parties through friendly consultations. If the disputes are not resolved through friendly consultations, then each party agrees to be subject to the jurisdiction of the People’s Court of the locality where this Agreement is executed.

7.5
In the course of judicial procedures, the Parties shall continue to perform their respective obligations under this Agreement, with the exception of those parts of this Agreement which are under dispute.

7.6	The Parties may negotiate and execute documents to supplement this Agreement. Such supplemental agreements shall have the same force and effect as this Agreement.

7.7	This Agreement and any of its supplemental agreements shall not be binding upon any Party unless signed and sealed by the Parties.

7.8	There are four originals of this agreement. Each party holds two originals.

Party A (Seal): Sealed	Party B (Seal): Sealed

Representative (Signature): Signed	Representative (Signature): Signed

Date: July 23, 2004	Date: July 23, 2004

SUPPLEMENTAL PROVISIONS

Party A: Construction Bureau of Sihong Country

Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Party A and Party B hereby execute the Supplementary Provisions to the Urban Gas Development Agreement for Pei Town Sihong County.

1.
The initial residential installation fees shall be charged in accordance with Urban Gas Development Agreement for Pei Town Sihong County, and Party B agrees to pay Party A 5% of the initial residential installation fee.

2.
Party B agrees to pay a fee on Exclusive Operating Right in accordance with the relevant regulations. (The fee on Exclusive Operating Right will not be paid temporarily if the PRC government does not propose any standard thereof.)

Party A (Seal): Sealed	Party B (Seal): Sealed

Representative (Signature): Signed	Representative (Signature): Signed

Date: July 23, 2004	Date: July 23, 2004

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